UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

DANVERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33896	04-3445675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Conant Street

Danvers, Massachusetts 01923
(Address of principal executive offices) (Zip code)

(978) 777-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 13, 2011, Danvers Bancorp, Inc. (“Danvers”), the holding company for Danversbank, held a special meeting of its stockholders to approve and adopt the Agreement and Plan of Merger, dated January 20, 2011, between Danvers and People’s United Financial, Inc. (“People’s United”),  providing for the merger of Danvers with and into People’s United (the “Merger Agreement”) and related transactions. The proposal to approve the Merger Agreement was approved by more than a majority of the total number of the outstanding shares of Danvers common stock entitled to vote at the special meeting. The number of votes for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

FOR	AGAINST	ABSTENTION	BROKER NONVOTE
16,889,815	239,007	33,384	0

Item 8.01               Other Events.

On May 13, 2011, Danvers announced that their shareholders voted to approve and adopt the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1,and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANVERS BANCORP, INC.

	By:	/s/ Michael W. McCurdy
Name: Michael W. McCurdy
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: May 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 13, 2011